Exhibit 10.1

HUDBAY MINERALS INC.

2026 EMPLOYEE SHARE PURCHASE PLAN

As of July 31, 2026

ARTICLE 1
DEFINITIONS AND INTERPRETATION

Section 1.01 Definitions: For purposes of the Plan, the following words and terms shall have the following meanings:

(a) "Affiliate" has the meaning given to it in the Securities Act;

(b) "Aggregate Contribution" means the aggregate of a Participant Contribution and the Employer Purchase Amount related thereto;

(c) "Basic Annual Salary" means the annual base remuneration of a Participant from an Employing Entity, as may be adjusted from time to time, before withholding of tax and other deductions and exclusive of any overtime pay, bonuses, allowances or incentives (whether received in cash, securities or otherwise) of any kind, but including, for certainty, amounts paid in respect of retroactive salary adjustments. The Committee will have the authority to determine in its sole discretion pay included in the definition of Basic Annual Salary and may change the definition on a prospective basis;

(d) "Board" means the Corporation's board of directors;

(e) "Business Day" means any day on which the Stock Exchange is open for trading;

(f) "Canadian Participant" means any Participant who is primarily employed in Canada;

(g) "Committee" means the Compensation and Human Resources Committee of the Board or such other committee designated by the Board from time to time to oversee and administer the Plan;

(h) "Common Shares" means common shares of the Corporation;

(i) "Corporation" means Hudbay Minerals Inc.;

(j) "Elected Percentage" means the percentage of a Participant's Basic Annual Salary elected to be contributed by a Participant pursuant to Section 3.02, as in effect at any given time;

(k) "Employing Entity" means (i) the Corporation or (ii) any Affiliate of the Corporation that has been designated by the Corporation as an eligible employer for purposes of the Plan, which in either case is the employer of a particular Participant;

(l) "Employer Contribution" has the meaning given to it in Section 3.03(a);

(m) "Employer Purchase Amount" has the meaning given to it in Section 3.03(b);

(n) "Employer Shares" means the portion of Common Shares acquired on behalf of a Participant pursuant to the Plan with the Employer Purchase Amount;

(o) "Employer Withheld Amount" has the meaning given to it in Section 3.03(b);

(p) "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended, and all rules and regulations thereunder;

(q) "Participants" means (i) in the case of Peruvian Participants, full-time employees (whether certified or non-certified) of an Employing Entity who are eligible to participate in such Employing Entity's annual bonus or profit sharing plan, and such other individuals as may be designated from time to time by the Committee, and (ii) in the case of all other Participants, full-time non-certified employees of an Employing Entity who are eligible to participate in such Employing Entity's annual bonus or profit sharing plan, and such other individuals as may be designated from time to time by the Committee;

(r) "Participant Contribution" means the amount a Participant elects to contribute to the Plan under Section 3.02 hereof;

(s) "Participant Shares" means the portion of Common Shares acquired on behalf of a Participant pursuant to the Plan with the Participant Contribution;

(t) "Peruvian Participant" means any Participant who is primarily employed in Peru;

(u) "Plan" means this 2026 Employee Share Purchase Plan;

(v) "Plan Administrator" means the applicable person or entity engaged as Plan Administrator by the Corporation pursuant to Section 2.03;

(w) "Securities Act" means the Securities Act (Ontario), as amended or replaced from time to time;

(x) "Stock Exchange" means, in the case of Canadian Participants, the Toronto Stock Exchange, in the case of U.S. Participants, the New York Stock Exchange, and in the case of Peruvian Participants, the Bolsa de Valores de Lima;

(y) "Trading Policy" means the Corporation's Confidentiality and Insider Trading Policy, or such similar policy, as in effect from time to time;

(z) "U.S. Participant" means a Participant who is (i) primarily employed in the United States or (ii) a U.S. Person (as defined in Rule 902(k) under the U.S. Securities Act) employed outside the United States;

(aa) "U.S. Securities Act" means the Securities Act of 1933, as amended; and

(bb) "Waiting Period" means a period of one year from the date of delivery of the Employer Purchase Amount into a Participant's account, during which the Participant must hold the Employer Shares acquired with such Employer Purchase Amount and is prohibited from selling, transferring, pledging, hypothecating or otherwise disposing of such Employer Shares.

ARTICLE 2
PURPOSE AND ADMINISTRATION OF THE PLAN

Section 2.01 Purpose of the Plan: The purpose of the Plan is to advance the Corporation's interests through the motivation, attraction and retention of employees and alignment of their interests with the interests of the Corporation's shareholders by encouraging voluntary equity participation in the Corporation.

Section 2.02 Administration of the Plan: The Committee shall have full authority to oversee and administer the Plan, including the authority to interpret and construe any provision of the Plan and to adopt, amend and rescind such rules for administering the Plan as it may deem necessary or desirable in order to comply with the requirements of the Plan, subject in all cases to compliance with applicable laws and regulatory requirements. All actions taken and all interpretations and determinations made by the Committee shall be final and conclusive and shall be binding on the Participants and the Corporation.

Section 2.03 Plan Administrator: In the discretion of the Committee, the Corporation may engage an independent third party service provider to act as Plan Administrator responsible for such duties as may be determined by the Corporation, which may include the following:

(a) acquiring Common Shares on behalf of Participants with the Aggregate Contributions received from the Corporation;

(b) holding Common Shares acquired on behalf of Participants and providing access to Participants to statements of their holdings of Common Shares;

(c) maintaining records of all Participants in the Plan, the Aggregate Contributions received from the Corporation, the Common Shares held on behalf of Participants, and all transactions in Common Shares; and

(d) providing for the sale or other transfer of Common Shares by Participants in accordance with the Plan.

The Corporation may engage a different Plan Administrator with respect to Canadian Participants, U.S. Participants and Peruvian Participants.

ARTICLE 3
OPERATION OF THE PLAN

Section 3.01 Participants: A Participant eligible to participate in the Plan shall have been providing services to an Employing Entity for at least the immediately preceding six months before being eligible to elect participation in the Plan. The Committee shall have the right, in its sole discretion, to waive such six month period or to determine that the Plan does not apply to any Participant.

Section 3.02 Election to Participate in the Plan and Participant Contribution:

(a) A Participant who has met the eligibility requirement in Section 3.01 may elect to participate in the Plan by delivering to the Employing Entity or the Plan Administrator a written direction in the form mandated by the Corporation or otherwise enrolling in the manner permitted by the Plan Administrator, thereby authorizing the Employing Entity to deduct any applicable Participant Contributions from the Participant's Basic Annual Salary each pay period.

(b) If the payroll deductions contemplated by Section 3.02(a) cease to be available to Participants who are on short-term or long-term disability, workers' compensation or parental or other leave for the applicable period, upon receiving approval from the Employing Entity, which may be withheld in the Employing Entity's sole discretion, such Participants may make their Participant Contribution by cheque, subject to satisfaction of all other requirements of the Plan and such conditions as may be imposed by the Employing Entity, including a requirement that any such cheque be in an amount sufficient to satisfy the Employing Entity's withholding obligations, as determined by the Employing Entity from time to time.

(c) The amount of a Participant's Participant Contribution for a particular pay period shall be the Elected Percentage of the Participant's Basic Annual Salary payable in respect of that pay period.

(d) The Elected Percentage for a calendar year shall not be less than 1%, nor greater than 10%, of the Participant's Basic Annual Salary.

(e) All Participant Contributions shall be transferred by the Employing Entity to the Plan Administrator for the benefit of the Participant for the purposes of the Plan.

(f) Participants may change their Elected Percentage within the limits set forth in Section 3.02(d) not more than one time in any calendar year.

Section 3.03 Employer Contribution:

(a) At the time it transfers a Participant Contribution to the Plan Administrator in accordance with Section 3.05, the Employing Entity shall contribute an additional amount equal to 75% of such Participant Contribution (the "Employer Contribution").

(b) Up to one-third of the Employer Contribution (the "Employer Withheld Amount"), as determined by the Corporation in its sole discretion, shall be applied against any tax and other withholding obligations in respect of a Participant arising from the Employer Contribution and the balance of the Employer Contribution (the "Employer Purchase Amount") shall be transferred to the Plan Administrator in accordance with Section 3.05(a). For certainty, the intent of this Section 3.03(b) is that 50% of a Participant Contribution (on an after-tax basis) shall be contributed by the Corporation to the Plan Administrator to acquire Common Shares on behalf of such Participant.

(c) The Corporation may from time to time increase the percentage of the Employer Withheld Amount in its sole discretion.

(d) Any tax and other withholding obligations not satisfied by the Employer Withheld Amount shall be withheld by the Employing Entity from the amount otherwise payable to the Participant for the applicable pay period.

Section 3.04 Segregation of Funds: Neither the Employing Entity nor the Plan Administrator shall be required to segregate the Participant Contributions from its own corporate funds or to pay interest thereon. The Plan shall not create or be construed as creating a trust or separate fund of any kind.

Section 3.05 Purchase and Delivery of Shares:

(a) As soon as possible (and no later than 10 calendar days) after each pay period for the Participant's applicable Employing Entity in which Participant Contributions have been made in accordance with Section 3.02, the Employing Entities shall provide the Aggregate Contributions for all Participants to the Plan Administrator along with information respecting the amount of Aggregate Contribution being delivered on behalf of each Participant and such other information as is reasonably required by the Plan Administrator.

(b) As soon as possible (and no later than 10 calendar days) after receipt of the Aggregate Contributions pursuant to Section 3.05(a), the Plan Administrator shall, through its agent who shall be a registrant under the Securities Act for purposes of Common Shares purchased on the Toronto Stock Exchange, purchase through the facilities of the Stock Exchange at the then-prevailing market price, Common Shares having a value as near as possible to the Aggregate Contributions received by the Plan Administrator along with any unused balance of Aggregate Contributions previously received by the Plan Administrator. The acquisition of Common Shares shall comply with applicable laws, regulations and stock exchange rules, including, for Common Shares purchased on the New York Stock Exchange, Rule 10b-18 of the Exchange Act.

(c) The Plan Administrator shall purchase the Common Shares referred to in Section 3.05(b) on behalf of the Participants and shall hold such Common Shares in an account on behalf of the Participants until sold or otherwise transferred in accordance with the Plan.

(d) No fractional Common Shares shall be delivered to Participants. Common Shares will be credited to a Participant's account on a full and fractional share basis, but when a Participant withdraws Common Shares from his or her account, any fractional Common Share then-held on behalf of such Participant shall be sold on behalf of such Participant on the applicable Stock Exchange at the then-prevailing market price and such Participant shall receive the cash proceeds of such sale in lieu of such fractional share.

Section 3.06 Transferability of Common Shares: Subject to the Trading Policy, all Participant Shares shall be freely tradeable upon their receipt and, subject to Section 3.07(c), all Employer Shares may not be sold or otherwise transferred until the expiry of the Waiting Period, at which time they shall become freely tradeable; provided that a Participant shall not be entitled to sell or otherwise transfer Common Shares from his or her account more than three times in any calendar year. Notwithstanding the foregoing, if an offer (including a take-over bid or tender offer) is made to all or substantially all of the holders of Common Shares for the purchase of outstanding Common Shares, any Employer Shares which are then subject to the Waiting Period shall be deemed to be no longer subject to the Waiting Period to the extent necessary to enable a Participant to tender his or her Common Shares to such offer.

Section 3.07 Termination of Employment or Services: Unless otherwise determined by the Committee, if a Participant ceases to be employed by an Employing Entity for any reason, including disability, death, resignation or the termination of his or her service or employment (with or without just cause):

(a) the Participant shall immediately cease to be entitled to participate in the Plan;

(b) any portion of the Participant Contribution then held on behalf of the Participant that has not been transferred to the Plan Administrator shall be paid to the Participant or the estate of the Participant;

(c) any Employer Shares subject to the Waiting Period shall be released and the Waiting Period shall be deemed to have expired on the date of such cessation of employment;

(d) the Participant or the Participant's estate shall within 60 days of the date of such cessation of employment instruct the Plan Administrator to, at the expense of the Participant, (i) sell or otherwise transfer the Common Shares held pursuant to the Plan, or (ii) provide the Participant with a share certificate representing such Common Shares and, failing receipt of such instruction, the Participant shall be deemed to have instructed the Plan Administrator to proceed according to (ii) above; and

(e) any cash (whether from dividends or otherwise) held in a such Participant's account shall be delivered to the Participant along with the cash value of any fractional Common Shares credited to the Participant.

Section 3.08 Withdrawal from the Plan:

(a) A Participant may at any time elect to withdraw from the Plan by providing notice to the Employing Entity or the Plan Administrator in the manner and form specified by the Corporation or otherwise in any manner permitted by the Plan Administrator, and in the event of such a withdrawal, the provisions of Section 3.07(b) shall apply to any Participant Contributions that have not yet been used to purchase Common Shares pursuant to the Plan.

(b) The failure of a Participant to make any required Participant Contribution as contemplated by Section 3.02, shall be deemed to be a withdrawal from the Plan. The deemed withdrawal will be effective at the close of business on the last Business Day of the month in which the deemed withdrawal occurs. The defaulting Participant will be notified of such withdrawal by notice in writing to such Participant and any Participant Contribution held by the Corporation or the Plan Administrator on behalf of such Participant shall be returned to the Participant. No Common Shares shall be purchased on behalf of, and no Employer Contribution made with respect to, a Participant whose Participant Contribution has not been made in accordance with the Plan.

(c) Any Common Shares held by the Plan Administrator at the time of a withdrawal or deemed withdrawal from the Plan may continue to be held in such manner provided the Participant remains an employee of an Employing Entity and any transfers of Common Shares shall remain subject to Section 3.06.

(d) A Participant who withdrew from the Plan pursuant to Section 3.08(a) or was deemed to withdraw from the Plan pursuant to Section 3.08(b) may elect to re- commence participation in the Plan at any time in the calendar year following the year of his or her withdrawal or deemed withdrawal.

Section 3.09 Dividends, Voting:

(a) Each Participant shall be entitled to receive any dividends paid on Common Shares acquired on  behalf of such Participant pursuant to the Plan and to receive proxies, notices of meeting and other materials to permit such Participant to exercise the voting rights attached to such Common Shares.

(b) Dividends received pursuant to Section 3.09(a) shall be reinvested by the Plan Administrator on behalf of Participants with the resulting Common Shares added to the Participant's account. For certainty, Common Shares received on the reinvestment of dividends shall not be subject to the Waiting Period.

Section 3.10 Possession of Material Non-Public Information: Participants may not commence participation in the Plan, change the level of their Participant Contribution or withdraw from the Plan at a time when they are in possession of material, non-public information, or while subject to blackout periods in respect of trading in Common Shares (in each case, as defined in the Trading Policy).

Section 3.11 Insider Reporting: All Participants are obligated to comply with applicable laws respecting the reporting of trades in Common Shares by insiders of the Corporation and the Trading Policy; provided that acquisitions of Common Shares pursuant to the Plan shall be on an automatic basis and will continue to occur during periods when trading in Common Shares is subject to blackout under the Trading Policy. In addition, Reporting Insiders (as defined in the Trading Policy) who would otherwise require approval to acquire Common Shares are exempt from the requirement to obtain such approval for enrolment in the Plan, but remain subject to such approvals for selling Common Shares acquired pursuant to the Plan.

Section 3.12 Necessary Approvals: The obligation of the Plan Administrator to purchase and deliver any Common Shares in accordance with the Plan shall be subject to any necessary approval of any Stock Exchange or regulatory authority having jurisdiction. If any Common Shares cannot be purchased or delivered to any Participant under the Plan for any reason, other than due to the fault of the Plan Administrator, the obligation to purchase or to deliver such Common Shares shall terminate and any Participant Contribution held on behalf of a Participant shall be returned to the Participant. For certainty, if the laws of a jurisdiction in which a Participant resides make it illegal, impractical or uneconomic for such Participant to participate in the Plan, the Corporation may in its sole discretion declare such Participant ineligible for participation in the Plan.

Section 3.13 Withholding Taxes: Including but not limited to the withholding of the Employer Withheld Amount contemplated by Section 3.03(b), the Employing Entity may take such steps as it deems necessary or appropriate for the withholding of any taxes and similar amounts which the Employing Entity is required by any applicable law to withhold in connection the application of the Plan, including with respect to any taxes payable on Employer Contributions.

ARTICLE 4
GENERAL

Section 4.01 Amendments, Suspension and Termination:

(a) The Corporation shall have the right to make the following amendments to the Plan:

(i) amendments of a housekeeping nature;

(ii) amendments to reflect changes to applicable securities and other laws; and

(iii) amendments to ensure that participation in the Plan will comply with applicable laws respecting income tax and other laws in force in any jurisdiction to which a Participant may be subject, including adjusting the amounts applied to withholding obligations hereunder.

(b) The Committee shall have the right to suspend or terminate the Plan at any time in its sole discretion and to make any amendments to the Plan as it shall see fit (including those amendments contemplated by Section 4.01(a)) including changing entitlements to participate in the Plan, the minimum and maximum contributions that may be made under the Plan, and the levels of Employer Contribution and Employer Withheld Amount.

(c) The Corporation shall notify affected Participants of any amendments to, or suspension or termination of, the Plan as soon as reasonably practicable.

(d) No suspension or termination of the Plan shall affect the Employing Entity's obligation to make an Employer Contribution pursuant to Section 3.03 in respect of Participant Contributions received by the Corporation from such Participant prior to the effective date of such suspension or termination or affect the purchase and delivery of Common Shares on behalf of such Participant with the Aggregate Contributions in respect of such Participant made prior to the effective date of such suspension or termination.

Section 4.02 Non-Assignable: No rights under the Plan are assignable or transferable by any Participant other than pursuant to a will or by the laws of descent and distribution.

Section 4.03 No Contract of Employment: Nothing contained in the Plan shall confer or be deemed to confer upon any Participant the right to continue in the employment of, or to provide services to, an Employing Entity nor interfere or be deemed to interfere in any way with any right of an Employing Entity to discharge any Participant at any time for any reason whatsoever, with or without cause.

Section 4.04 No Representation or Warranty: The Corporation and its Affiliates make no representation or warranty as to the future market value of any Common Shares purchased or delivered in accordance with the provisions of the Plan.

Section 4.05 Costs: The Corporation shall be responsible for the costs of administering the Plan and the cost of acquiring Common Shares pursuant to the Plan. Participants shall be responsible for the cost of selling or otherwise transferring their Common Shares as such sales or transfers are permitted hereunder.

Section 4.06 Compliance with Applicable Law: If any provision of the Plan contravenes any law or any order, policy, by-law or regulation of any regulatory body having jurisdiction over the securities of the Corporation (including the TSX or NYSE), then such provision shall be deemed to be amended to the extent necessary to bring such provision into compliance therewith.

Section 4.07 Severability: If any provision of this Plan is found to be invalid or otherwise unenforceable under any applicable law, such invalidity or unenforceability will not be construed as rendering any other provisions contained herein as invalid or unenforceable, and all such other provisions will be given full force and effect to the same extent as though the invalid or unenforceable provision was not contained herein.

Section 4.08 Interpretation: This Plan shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

Section 4.09 Successors and Assigns: This Plan shall enure to the benefit of and be binding upon the Corporation, its successors and assigns. The interest hereunder of any Participant shall enure to the benefit of and be binding upon such Participant, his or her legal representative and assigns.

Section 4.10 No Liability: Neither the Corporation, any Employing Entity, the Committee nor the Plan Administrator shall be liable to any Participant for any loss resulting from a decline in the market value of any Common Shares purchased under the Plan or for any change in the market price of Common Shares between the time a Participant elects to participate in the Plan and the time Common Shares are purchased.